Exhibit 4.3

PATRIOT NATIONAL, INC.

REGISTRATION RIGHTS AGREEMENT

PATRIOT NATIONAL, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of January 5, 2015 by and among PATRIOT NATIONAL, INC., a Delaware corporation (the “Company”) and the stockholders listed on Exhibit A hereto (together with their Permitted Transferees, the “Stockholders” and each individually, a “Stockholder”).

RECITALS:

WHEREAS, the Stockholders own, as of the date hereof, an aggregate of 1,023,477.68 shares of common stock, $0.001 per value per share, of the Company;

WHEREAS, the parties desire to enter into this Agreement in connection with a proposed Initial Offering; and

WHEREAS, the parties desire to establish certain terms and conditions concerning the relationship among them.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

ARTICLE 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(b) “Eligible Registration Statement” means any registration statement (other than a (i) a registration statement on Form S-4 or Form S-8 or any similar or successor form or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act or other business combination or acquisition transaction, any registration statement related to the issuance or resale of securities issued in such a transaction) filed by the Company under the Securities Act in connection with any primary or secondary offering of Common Stock for the account of the Company and/or any stockholder of the Company, whether or not through the exercise of any registration rights.

(c) “Equity Securities” means (i) any Common Stock or preferred stock of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock or preferred stock of the Company (including any option to purchase such a security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock or preferred stock of the Company or other security referred to in clause (ii), or (iv) any such option, warrant or right.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Family Member” means, with respect to any natural person, (i) any child, stepchild, grandchild or more remote issue, parent, stepparent, grandparent, spouse, domestic partner, sibling, child of sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin and adoptive relationships (each, a “family member”) or estate of such family member or (ii) any foundation, trust, family limited partnership, family limited liability company or other entity created and used for estate planning purposes, so long as any such foundation, trust, family limited partnership, family limited liability company or other entity is controlled by, for the benefit of, or owned by such natural person or one or more persons described in clause (i).

(f) “Holder” means each Stockholder owning of record Equity Securities.

(g) “Initial Effective Time” means the date and time that the SEC declares effective the registration statement pursuant to which Common Stock that is sold in the Initial Offering is registered.

(h) “Initial Offering” means the Company’s first underwritten public offering of its Common Stock (whether in the form of primary or secondary shares or a combination thereof) registered under the Securities Act.

(i) “Participation Effective Date” means, the fifth business day after the Piggyback Holders receive notice from the Company pursuant to Section 3.3(a) hereof.

(j) “Permitted Transfer” means a Transfer by a Person that is (A) a limited partnership or limited liability company Transferring to its members or former members or partners or former partners in accordance with their interest in the limited liability company or limited partnership, (B) an individual Transferring to the individual’s Family Member(s) or (C) Transferring to a Stockholder Affiliate; provided, in each case, that the transferee (other than a transferee that already is party to this Agreement) will agree to be subject to the terms of this Agreement (subject to any limitation on the assignment of rights by such Person to the transferee in connection with such Transfer) by executing and delivering a joinder agreement, substantially in the form of Exhibit B hereto. The joinder of a transferee and the amendment of the appropriate Schedules as contemplated by the preceding sentence shall not constitute an amendment to this Agreement requiring the consent of any party hereto. The parties agree that such transferee shall have the same rights and obligations as the Stockholders under this Agreement.

(a) “Permitted Transferee” shall mean any Person who acquires Equity Securities pursuant to a Permitted Transfer.

(b) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity.

(c) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(d) “Registrable Securities” means all Common Stock (including shares of Common Stock issuable pursuant to then convertible, exercisable or exchangeable Equity Securities) and any securities into which Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of the Company’s assets, corporate conversion or other extraordinary transaction of the Company held by any Holder (whether now held or hereafter acquired) other than any Common Stock or securities into which Common Stock may be converted or exchanged that (i) have been sold by a Person to the public either pursuant to a registration statement or Rule 144, (ii) in the hands of such Person is eligible to be resold pursuant to Rule 144 without limitation, (iii) have been sold in a private transaction in which the transferor’s rights under Article 2 of this Agreement are not assigned, or (iv) shall have ceased to be outstanding.

(e) “Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3, 2.4 and 2.7 hereof, including, without limitation, (i) all SEC and other registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with the Financial Industry Regulatory Authority and (B) securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with any filing and application made to or with (and clearance by) the Financial Industry Regulatory Authority and any Blue Sky qualifications of the Registrable Securities pursuant to Section 2.7(d)), (ii) preparation, printing, messenger and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of a single special counsel for the Stockholders participating in such registration, which counsel shall be selected by the Stockholders holding a majority of the Registrable Securities being sold by the Stockholders participating in such registration (such counsel a “Stockholder Counsel”), including the expenses associated with the delivery of any opinions on behalf of such Holders (other than by in-house counsel of any such Stockholder), (v) expenses incurred in connection with roadshows related to registered offerings made pursuant to Article 2, including, without limitation, expenses related to any presentations but excluding any expenses borne by the underwriters, (vi) fees and disbursements of independent certified public accountants and any other persons, including special experts retained by the Company, (vii) expenses related to any special audits incident to or required by any such registration, in each case, whether or not any Eligible Registration Statement is filed or becomes effective, (viii) all fees and expenses related to the listing of the Registrable Securities on any securities exchange and (ix) all internal expenses of the Company, including the compensation of officers and employees of the Company and the fees and expenses in connection with any annual audit. For the avoidance of doubt, any stamp, transfer or similar taxes or duties payable by any Holder in connection with any registration, sale or distribution of Registrable Securities shall be borne by such Holder and not by the Company.

(f) “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

(g) “SEC” or “Commission” means the Securities and Exchange Commission.

(h) “Securities Act” means the Securities Act of 1933, as amended.

(i) “Selling Expenses” means (i) all underwriting fees and selling commissions relating to the distribution of the Registrable Securities and (ii) all taxes, if any, on the transfer and sale, respectively, of the Registrable Securities being sold.

(j) “Stockholder Affiliate” shall mean any other Person with regard to which a Stockholder, directly or indirectly, controls, is controlled by or is commonly controlled. For purposes of the preceding sentence, “control” shall mean the power to direct the principal business management and activities of a Person, whether through ownership of voting securities, by agreement (including, without limitation, in connection with any voting trust, proxy arrangement or similar device), or otherwise.

(k) “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any Equity Securities.

1.2 Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement, and words in the singular include the plural and words in the plural include the singular;

(b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(c) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement;

(d) “or” is not exclusive; and

(e) “including” means including without limitation.

ARTICLE 2. REGISTRATION.

2.1 Demand Registration.

(a) If the Company shall receive a written request (a “Demand Request”) from a Stockholder that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by such Stockholder, then the Company shall, subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities in accordance with the intended method of distribution thereof that such Stockholder, and any Piggyback Holders pursuant to their rights under Section 2.2, request to be registered, subject to the provisions of Section 2.1(c). Each Stockholder shall have the right to make an unlimited number of Demand Requests.

(b) If a Stockholder intends to distribute the Registrable Securities covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of its request made pursuant to this Section 2.1. Such Stockholder shall have the right to select the investment bank or banks and managers to administer any offering made in connection with a Demand Request, including the lead managing underwriter; provided that any such investment bank shall be reasonably satisfactory to the Company.

(c) Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect a registration pursuant to this Section 2.1 unless the Registrable Securities requested to be registered by a Stockholder, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 2.2, are reasonably expected to result in aggregate gross cash proceeds in excess of fifty million dollars ($50,000,000).

2.2 Piggyback Registrations.

(a) The Company shall notify the Holders of Registrable Securities (unless such Holder has demanded such registration pursuant to Section 2.1) (collectively, the “Piggyback Holders”) in writing at least five (5) calendar days prior to the filing of any Eligible Registration Statement. Such notice from the Company shall state the intended method of distribution of the Common Stock included in such Eligible Registration Statement. The Company shall afford each such Piggyback Holder the opportunity to include in such Eligible Registration Statement such number of Registrable Securities as such Piggyback Holder requests. Each Piggyback Holder desiring to include in any such Eligible Registration Statement Registrable Securities held by it shall, within four (4) business days after the above-described notice from the Company, so notify the Company in writing. Any notice from a Piggyback Holder shall (i) specify the amount of Registrable Securities that such Piggyback Holder would like to include in such Eligible Registration Statement and (ii) include the agreement of such Piggyback Holder to participate in any related underwritten offering on the same terms as the other participating Holders and shall be irrevocable, unless the Company agrees in writing that it may be withdrawn; provided that such notice to participate shall terminate on the date that is three (3) months after the Participation Effective Date if the related offering has not been consummated prior to such date. Upon such written notice from a Piggyback Holder, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which such Piggyback Holder has requested to be registered. If a Piggyback Holder decides not to or is unable to include all of its Registrable Securities in any Eligible Registration Statement filed by the Company, such Piggyback Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Eligible Registration Statement as may be filed by the Company, all upon the terms and conditions set forth herein.

(b) Underwriting. If the Eligible Registration Statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Piggyback Holders. In such event, the right of any such Piggyback Holder to be included in an Eligible Registration Statement pursuant to this Section 2.2 shall be conditioned upon such Piggyback Holder’s participation in such underwriting by executing and delivering a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company with respect to such Registrable Securities (the “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that (i) the Piggyback Holder will, to the extent applicable, deliver to and deposit in custody with the custodian and attorney-in-fact named therein one or more certificates representing such Registrable Securities, accompanied by duly executed stock powers in blank, and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Piggyback Holder’s behalf with respect to the matters specified therein, including, but not limited to, the entry into an underwriting agreement (the “Underwriting Agreement”) in customary form with the underwriter(s) and such other documents and agreements reasonably required in connection with such registration or offering and (ii) the Piggyback Holder will perform its obligations under such Underwriting Agreement and any other agreement entered into in connection with such registration and/or offering. Such Piggyback Holder also agrees to execute such other documents and agreements as the Company may reasonably request to effect the provisions of this Section 2.2 and any transactions contemplated hereby.

(c) Priority on Piggyback Registrations. Notwithstanding any other provision of this Article 2, if the lead managing underwriter or underwriters advise the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation of the number of shares to be included in an underwritten offering (including Registrable Securities), then the Company shall so advise all Piggyback Holders of Registrable Securities who have requested to participate in such offering that (i) if the requested registration is pursuant to Section 2.1, the number of shares that may be included in the underwriting shall be allocated to the Stockholders and the Piggyback Holders of such Registrable Securities who have duly requested shares to be included therein (whether pursuant to Section 2.1 or 2.2) on a pro rata basis based on the number of Registrable Securities held by such Stockholders and all such Piggyback Holders, and (ii) if the requested registration is not pursuant to Section 2.1, the number of shares that may be included in the underwriting shall be allocated first to the Company for its own account and second to the Piggyback Holders who have duly requested shares to be included therein pursuant to Section 2.2 on a pro rata basis based on the number of Registrable Securities held by all such Piggyback Holders; provided in each case that any shares so allocated to any such Piggyback Holder that exceed the number of Registrable Securities to be registered pursuant to such Piggyback Holder’s request will be reallocated among all such remaining parties in a like manner. For any Piggyback Holder which is a partnership, limited liability company or corporation, the partners, members or stockholders, as applicable, of such Piggyback Holder, and the estates and Family Members of any such partners, members and stockholders and any trusts for the benefit of any of the foregoing person(s) shall be deemed to be a single “Piggyback Holder,” and any pro rata reduction with respect to such “Piggyback Holder” pursuant to Section 2.2(c) shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons deemed to constitute such “Piggyback Holder” (as defined in this sentence).

2.3 Form S-3 Registration.

(a) If the Company shall receive a written request from a Stockholder that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar shelf registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by such Stockholder, then the Company shall, subject to the limitations of this Section 2.3, effect, as expeditiously as reasonably possible, such requested registration under the Securities Act of all Registrable Securities that such Stockholder, and any Piggyback Holders pursuant to their rights under Section 2.2, request to be so registered; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

(i) if Form S-3 (or any successor to Form S-3) is not available for such offering by such Stockholder; or

(ii) if such Stockholder, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 2.2, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than fifty million dollars ($50,000,000).

(b) Shelf-Take Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to this Section 2.3 is effective, if a Stockholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall promptly amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering. In connection with any Shelf Underwritten Offering:

(i) the Company shall also deliver the Take-Down Notice to the other Holders of Registrable Securities that have been included on such shelf registration statement and permit such Holders to include their Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the Company within five (5) business days after delivery of the Take-Down Notice to such Holder; and

(ii) in the event that the lead managing underwriter or the underwriters advise the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation on the number of shares to be included in such Shelf Underwritten Offering, then the Company shall so advise all Holders of Registrable Securities who have requested to participate in such Shelf Underwritten Offering and the shares to be included in such Shelf Underwritten Offering shall be determined in the same manner as described in Section 2.2(c) with respect to a limitation of shares to be included in a registration.

2.4 Termination, Effectiveness, Postponement and Suspension of Registration.

(a) Right to Terminate Registration. If a Stockholder determines for any reason not to proceed with any proposed registration requested pursuant to Section 2.1, such

Stockholder shall promptly notify the Company in writing. Upon receipt of such notice, the Company shall withdraw or terminate such registration whether or not any Piggyback Holder has elected to include any Registrable Securities in such registration. In addition, the Company shall have the right to withdraw or terminate any proposed registration initiated by it, whether or not any Piggyback Holder has elected to include Registrable Securities in such registration. The Company shall promptly give notice of the withdrawal or termination of any registration, whether requested pursuant to Section 2.1 or initiated by the Company, to any Piggyback Holder who has elected to participate in such registration. The Registration Expenses of any such withdrawn or terminated registration shall be borne by the Company in accordance with Section 2.5.

(b) Effectiveness of the Registration Statement. The Company shall maintain the effectiveness of the Eligible Registration Statement for a period of at least one hundred and eighty (180) days (or two (2) years for a shelf registration statement filed pursuant to Section 2.3, which shall be extended in accordance with Section 3.5(c)) after the effective date thereof or such shorter period during which all Registrable Securities included in such Eligible Registration Statement have actually been sold.

(c) Postponement or Suspension of Registration. If the filing, initial effectiveness or continued use of an Eligible Registration Statement, including a shelf registration statement pursuant to Section 2.3, in respect of a registration pursuant to this Agreement at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (after consultation with external legal counsel) (a) would be required to be made in any registration statement so that such registration statement would not contain a material misstatement or omission, (b) would not be required by applicable law or regulation to be made at such time but for the filing, effectiveness or continued use of such Eligible Registration Statement and (c) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend the use of, such Eligible Registration Statement; provided, that the Company shall not be permitted to do so (1) other than during its regular blackout periods and (2) (x) more than two additional times during any twelve (12) month period or (y) for a period exceeding forty-five (45) calendar days on any one occasion (each, a “Suspension Period”). In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities. If so requested by the Company, all Holders registering shares under such Eligible Registration Statement shall use their reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice. The Company agrees that, in the event it exercises its rights under this Section 2.4(c), it shall (i) promptly notify such Holders of the termination or expiration of any Suspension Period, (ii) within forty-five (45) calendar days after delivery of the notice referred to above, resume the process of filing or request for effectiveness, or update the suspended registration statement, as the case may be, as may be necessary to permit the Holders to offer and sell their Registrable Securities in accordance with applicable law and (iii) if an Eligible Registration Statement that was already effective had been suspended as result of the exercise of such rights by the Company, promptly notify such Holders after the termination or expiration of any Suspension Period of the applicable time period during which the Eligible Registration Statement is to remain effective, which shall be extended by a period of time equal to the duration of the Suspension Period.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 2.1, 2.2 and 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of securities sold in connection with such registration. For the avoidance of doubt, Selling Expenses incurred in connection with any registration hereunder relating to securities sold by the Company shall be borne by the Company.

2.6 Obligations of the Company. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1, 2.2 and 2.3 herein, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC an Eligible Registration Statement or Eligible Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective and to remain effective as provided in Section 2.4(b).

(b) Prepare and file with the SEC such amendments and supplements to such Eligible Registration Statement and the prospectus used in connection with such Eligible Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the distribution of all securities covered by such Eligible Registration Statement for the period set forth in Section 2.4(b) above; provided, that before filing an Eligible Registration Statement or prospectus, or any amendments or supplements thereto, upon the request of a Stockholder, the Company will (i) furnish to each Stockholder Counsel copies of all documents proposed to be filed, which documents will be subject to the reasonable review of such Stockholder Counsel, (ii) provide the Stockholders reasonable opportunity to comment on the registration statement, prospectus, or any amendments or supplements thereto, and (iii) make such of the representatives of the Company as shall be reasonably requested by a Stockholder available for discussion of such documents.

(c) Furnish without charge to the Holders of Registrable Securities covered by such registration statement, the underwriters, if any, and each Stockholder Counsel, such number of copies of the Eligible Registration Statement (including all exhibits filed therewith, including any documents incorporated by reference) and the prospectus included in such registration statement, including a preliminary prospectus, summary prospectus and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the distribution of Registrable Securities owned by them. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto.

(d) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register and qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and each Stockholder Counsel and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Eligible Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such Holders and to keep each such registration or qualification (or exemption therefrom) effective during the period such Eligible Registration Statement is required to be kept effective; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such states or jurisdictions.

(e) Use its reasonable best efforts to (1) list such Registrable Securities on each national securities exchange on which such securities are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange prior to the effectiveness of such registration statement and (2) provide and cause to be maintained a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

(f) Enter into and perform its obligations under such customary agreements, including, in the event of any underwritten public offering, an underwriting agreement, in usual and customary form, which shall include, at the option of the Stockholders, indemnification and contribution provisions and procedures either substantially similar to those contained in the underwriting agreement used in the Initial Offering or substantially to the effect set forth in Section 2.8 hereof, with the underwriter(s) of, and selling Holders of Registrable Securities participating in, such offering, and deliver customary certificates, in each case, in connection with such offering.

(g) Notify each Holder of Registrable Securities covered by such Eligible Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Eligible Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Such notice shall notify such Holders only of the occurrence of such an event and shall not be required to provide additional information regarding such event to the extent such information would constitute material non-public information.

(h) Use its reasonable best efforts to furnish to the underwriters, if any, and the Holders of Registrable Securities being registered, on the date that the underwriting agreement is entered into, letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing such letters to Holders of Registrable Securities by applicable standards of the accounting profession).

(i) Use its reasonable best efforts to furnish to the underwriters, if any, and, in the case of clause (2), the Holders of Registrable Securities being registered, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion and a negative assurance letter, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form, substance and scope as is customarily given to underwriters in an underwritten public offering by counsel to the registrant, addressed to each of the underwriters, if any, and (2) bring-down comfort letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing to Holders of Registrable Securities such letters by applicable standards of the accounting profession).

(j) In respect of any offering, provide each Stockholder Counsel opportunities to conduct a reasonable investigation within the meaning of the Securities Act and make available for inspection by any selling Holder of Registrable Securities covered by such registration statement, by any underwriter participating in any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder of Registrable Securities or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such selling Holder of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration (subject to, if requested by the Company, each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company). Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of law.

(k) (i) Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as promptly as reasonably possible and (ii) notify Stockholder Counsel and the managing underwriter or agent, immediately, and confirm the notice in writing, of the issuance by the SEC of any such stop order or order, or the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes.

(l) Use its reasonable best efforts (taking into account the Company’s business needs) to make available the executive officers of the Company to participate at the request of the lead managing underwriter(s) in any “road shows” that may be reasonably requested by the Holders in connection with the distribution of Registrable Securities.

(m) Cooperate with each selling Holder of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

(n) Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration and/or complete any related offering of the Registrable Securities as contemplated hereby (including furnishing to the underwriters such further certificates, opinions and documents as the underwriters may reasonably request).

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration of Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 and 2.3 with respect to a selling Holder that such selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of distribution of such securities as required by Section 2.11 or as otherwise reasonably requested by the Company.

2.8 Indemnification. In the event any Registrable Securities are included in an Eligible Registration Statement under Sections 2.1, 2.2 and 2.3:

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by an Eligible Registration Statement or prospectus, the partners, members, directors and officers of such Holder, any underwriter (as defined in the Securities Act) and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively, the “Non-Company Indemnified Parties”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses that arise out of or are based upon any of the following statements, omissions or violations by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Violation”); and the Company will reimburse each such Non-Company Indemnified Party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, suit, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Eligible Registration Statement by such Non-Company Indemnified Party.

(b) To the fullest extent permitted by law, each prospective selling Holder of Registrable Securities will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, employees, agents, representatives, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such Eligible Registration Statement or any of such other Holder’s partners, members, directors or officers or any person who controls such other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or such other Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses that arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such indemnifying Holder expressly for use in connection with such Eligible Registration Statement; and each such indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or other Holder, or partner, member, director, officer or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such indemnifying Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 2.8 (an “Indemnified Party”) of written notice of the commencement of any claim, damage, suit, action or proceeding (including any governmental or regulatory investigation) being brought or asserted against it, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under paragraph (a) or (b) of this Section 2.8 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof; provided, that the failure of the Indemnified Party to deliver written notice to the Indemnifying Party shall not relieve it from any liability it may have under paragraph (a) or (b) of this Section 2.8 except to the extent such failure has materially prejudiced the Indemnifying Party’s ability to defend such action (through the forfeiture of substantive rights or defenses). The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party who has received a similar notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding and shall pay the fees and expenses of such counsel relating to such proceeding, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not, except as specified below, be liable to such Indemnified Party under paragraph (a) or (b) above, as the case may be, for any legal expenses of other counsel. In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party; provided the Indemnifying Party will pay the reasonable fees and expenses of such counsel if (i) the Indemnifying Party and the Indemnified Party shall have so mutually agreed; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Parties, and that all such fees and expenses shall be paid or reimbursed promptly. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering made under such Eligible Registration Statement received by such Holder.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in an Eligible Registration Statement and the termination of this Agreement.

(f) The obligations of the parties under this Section 2.8 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.

2.9 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Stockholders, enter into any agreement or arrangement with any holder or prospective holder of any securities of the Company that would grant such Person registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration. In the event registration rights are granted to any Person after the date of this Agreement, for purposes of this Agreement, such Person shall be deemed to have the rights and obligations of a Piggyback Holder and the provisions described in Section 2.2(c) with respect to a limitation of the number of shares to be included in a registration shall apply to such Person, who shall continue to be subject to the obligations and any limitations on such Person contained in any such agreement or arrangement granting such Person registration rights. In addition, in the event the Company engages in a merger or consolidation in which the Equity Securities are converted into securities of another Person, the Company will use its reasonable best efforts to make appropriate arrangements so that the registration rights provided under this Agreement continue to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed to in writing by the Stockholders.

2.10 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale or other Transfer, any Equity Security held by such Holder (other than those included in the registration) for a period specified by the representative(s) of the underwriters of Registrable Securities not to exceed one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or, in the case of a Shelf Underwritten Offering, the date of the pricing of such offering. The Company may impose stop transfer instructions with respect to any Equity Security subject to the foregoing restriction until the end of said one hundred and eighty (180) day or shorter period.

2.11 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representative(s) of the underwriter(s) that are consistent with the Holder’s obligations under Section 2.10 or that are necessary to give further effect thereto. In addition, if requested by the Company or such representative(s), each Holder who has Registrable Securities to be included in an Eligible Registration Statement shall provide, within, five (5) business days of such request, such information relating to themselves, the Registrable Securities held by them and the registration and the intended method of distribution of the Registrable Securities as may be reasonably requested by the Company or such representative(s) in connection with the completion of any public offering of the Company’s securities pursuant to such Eligible Registration Statement. The underwriters of Registrable Securities are intended third party beneficiaries of Sections 2.10 and 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, which may permit the sale of the shares of Common Stock to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Initial Effective Time; and

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Initial Effective Time.

Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the foregoing requirements.

ARTICLE 3. MISCELLANEOUS.

3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

3.2 Jurisdiction; Venue; Service of Process.

(a) Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the respective appellate courts thereof for the purpose of any action, claims or suit between the parties arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim or suit, any claim that it is not subject personally to the jurisdiction of the abovenamed courts, that its property is exempt or immune from attachment or execution, that any such action, claim or suit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action, claim or suit other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any action, claim or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Venue. Each party agrees that for any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement, such party shall bring actions, claims and suits either in the U.S. District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c) Service of Process. Each party hereby (i) consents to service of process in any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) to the fullest extent permitted by law, agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.13, will constitute good and valid service of process in any such action, claim or suit and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, claim or suit any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

3.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

3.4 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, to the fullest extent permitted by law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

3.5 Successors and Assigns. Neither the Company nor any Holder shall assign all or any part of this Agreement, unless in connection with a Permitted Transfer, without the prior written consent of the Company and the Stockholders. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators; provided, however, that prior to the receipt by the Company of adequate written notice of the Permitted Transfer of any Registrable Securities in accordance with the provisions of this Agreement and specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends.

3.6 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

3.7 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.8 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Stockholders.

(b) Except as otherwise expressly provided, the obligations of the Company and the obligations of the Holders under this Agreement may be waived only with the written consent of the Company and the Stockholders.

(c) For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

3.9 Termination. Except as otherwise specified herein, this Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate:

(a) the date that the Stockholders in the aggregate own less than 5.0% of the issued and outstanding Common Stock; and

(b) the date as of which the parties hereto terminate this Agreement by written consent of the Company and the Stockholders.

3.10 No Circumvention. None of (i) the Company and (ii) the Stockholders (individually or as a group) nor any of their respective successors, assigns, transferees, or Affiliates shall take (or permit or acquiesce to) any action to circumvent any of the rights under this Agreement inuring to the benefit of the others.

3.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

3.12 Several and Not Joint. The obligations of each Stockholder are several and not joint.

3.13 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or the signature pages to the joinder agreement substantially in the form of Exhibit B hereto or at such other address as such party may designate by ten (10) business days advance written notice to the other parties hereto.

3.14 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.15 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.16 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

3.17 Effectiveness. This Agreement shall be effective upon execution and delivery by the parties hereto, but the terms and provisions of this Agreement shall not become operative until the occurrence of an Initial Offering

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PATRIOT NATIONAL, INC.

By:	/s/ Christopher A. Pesch
Name:	Christopher A. Pesch
Title:	Executive Vice President & General Counsel

/s/ Steven M. Mariano
Name:	Steven M. Mariano

/s/ Steven M. Mariano
Name:	Steven M. Mariano Trust

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

SCHEDULE OF STOCKHOLDERS

Steven M. Mariano

Steven M. Mariano Trust

A-1

EXHIBIT B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Registration Rights Agreement, dated as of January 5, 2015, by and among Patriot National, Inc., a Delaware corporation (the “Company”), and the other parties from time to time parties thereto, a copy of which is attached hereto and is incorporated herein by reference (the “Registration Rights Agreement”), by the undersigned (the “Transferee”). Capitalized terms used but not defined herein have the meanings set forth in the Registration Rights Agreement. By execution and delivery of this Joinder Agreement, the Transferee agrees as follows:

SECTION 1. Acknowledgment. The Transferee acknowledges that such Transferee has acquired Equity Securities from [    ] pursuant to a Permitted Transfer.

SECTION 2. Agreement. The Transferee (a) agrees that the Equity Securities it owns shall be bound by and subject to the terms of the Registration Rights Agreement to the same extent as if such Transferee were an original Stockholder, (b) hereby adopts the Registration Rights Agreement with the same force and effect as if it were originally a Stockholder thereto and (c) shall constitute a “Stockholder” under the Registration Rights Agreement.

SECTION 3. Notice. Any notice required to be provided by the Registration Rights Agreement shall be given to the Transferee at the address listed beside such Transferee’s signature below.

SECTION 4. Governing Law. This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

B-1

Executed and dated this      day of             .

Transferee:

[INSERT NAME]

By:

Address for Notices:

E-mail Address for Notices:

B-2